CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of A.P. Pharma, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald J. Prentki, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald J. Prentki
Ronald J. Prentki
President and Chief Executive Officer
March 12, 2010

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of A.P. Pharma, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John B. Whelan, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John B. Whelan
John B. Whelan
Vice President and Chief Financial Officer
March 12, 2010